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EXHIBIT 99.1

SPECIAL MEETING OF STOCKHOLDERS OF NEUBERGER BERMAN INC. ____________ ___, 2003

PROXY VOTING INSTRUCTIONS

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call. Have your control number and proxy card available when you call and follow the automated instructions.

- OR -

INTERNET — Access “www.voteproxy.com” 24 hours a day, 7 days a week. Have your control number and proxy card available when you access the web page and follow the on-screen instructions.

- OR -

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER _____________________________

ACCOUNT NUMBER _____________________________

CONTROL NUMBER _____________________________

Please detach along perforated line and mail in the envelope provided if you are not submitting a proxy via telephone or the Internet.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION
OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 21, 2003,
AS AMENDED, AND THE MERGER.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman Inc. and the transactions contemplated thereby, including the merger of Neuberger Berman Inc. with Ruby Acquisition Company.	FOR	AGAINST	ABSTAIN

2.	In their discretion, the proxies are authorized to act upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement of the meeting.

UNLESS YOU HAVE ALREADY SUBMITTED A PROXY BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

Mark here if you plan to attend the Special Meeting of Stockholders

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ________________ Date: _______ Signature of Stockholder ________________ Date: _______

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF
NEUBERGER BERMAN INC.
___________ ____, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NEUBERGER BERMAN INC.

The undersigned hereby appoints KEVIN HANDWERKER and MATTHEW S. STADLER, and each of them, with full power of substitution and with full power to act without the other, as attorneys and proxies of the undersigned to vote all shares of common stock of Neuberger Berman Inc. (“Neuberger Berman”) held of record by the undersigned as of the close of business on September 24, 2003, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on __________ __, 2003, at 10:00 a.m., local time, at Neuberger Berman’s corporate headquarters, located at 605 Third Avenue, 41st Floor, New York, New York 10158, and at any adjournment or postponement thereof, on the matters set forth on the reverse side of this proxy, and in their discretion upon such other matters as may properly be brought before the Special Meeting of Stockholders. The undersigned also acknowledges receipt of the proxy statement/prospectus relating to the Special Meeting of Stockholders and the Notice of Special Meeting of Stockholders accompanying it. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” the proposal listed on the reverse side of this card.

If this proxy is not returned, or if you do not vote, then the shares of Neuberger Berman common stock you own will not be voted. Failure by any stockholder to vote, either in person at the Special Meeting of Stockholders or by proxy, or the abstention by a stockholder from voting, will have the effect of a vote against the proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman and the transactions contemplated thereby.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)